EXHIBIT 1

                           JOINT ACQUISITION STATEMENT
                            PURSUANT TO RULE 13d-1(f)1


         The undersigned acknowledge and agree that the foregoing state-ment on Schedule 13D, as amended, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D, as amended, shall be filed on behalf of each of the undersigned without the necessity of filing ad-ditional joint acquisition statements. The undersigned ac-knowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

         DATED:  June 16, 1997

                                    GOTHAM PARTNERS, L.P.

                                    By:  SECTION H PARTNERS, L.P.,
                                         its general partner

                                         By:  KARENINA CORP.,
                                              a general partner

                                              By:  /s/ William A. Ackman
                                                   William A. Ackman
                                                   President


                                    GOTHAM PARTNERS II, L.P.

                                    By:  SECTION H PARTNERS, L.P.,
                                         its general partner

                                         By:  KARENINA CORPORATION,
                                              a general partner

                                              By:  /s/ William A. Ackman
                                                   William A. Ackman
                                                   President